FIRST AMENDMENT TO THE
ETF CUSTODY AGREEMENT
THIS FIRST AMENDMENT (this “Amendment”) to the ETF Custody Agreement (the “Agreement”), dated as of August 29, 2022, is made and entered into by and between FUNDX INVESTMENT TRUST, a Delaware statutory trust, (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).
RECITALS
WHEREAS, the parties have entered into an Agreement; and
WHEREAS, the parties desire to convert FundX Conservative Upgrader Fund and
 FundX Flexible Income Fund from mutual funds to ETFs; and
WHEREAS, FundX Conservative Upgrader Fund will be known as FundX Conservative ETF and FundX Flexible Income Fund will be known as FundX Flexible ETF post conversion; and
WHEREAS, this Amendment will be in effect upon the conversion to ETF on October 6, 2023 (the “Conversion Date”). However, if such conversion is not completed by October 31, 2023, this Agreement shall not go into effect; and
WHERESAS, the parties desire to amend the fee schedule, which shall become effective on November 1, 2023; and
WHEREAS, Article XV, Section 15.02 of the Custody Agreement allows for its amendment by a written instrument executed by the parties and authorized or approved by the Board of Trustees.
    NOW, THEREFORE, the parties agree as follows:
Exhibit A of the Custody Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.
Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Exhibit B attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
    IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the Conversion Date.

FUNDX INVESTMENT TRUST        U.S. BANK NATIONAL ASSOCIATION

By: ______________________________    By: ________________________________
Name: ___________________________    Name: ______________________________
Title: ____________________________    Title: _______________________________
Date: ____________________________    Date: _______________________________

EXHIBIT A
to the Custody Agreement
Separate Series of Fund X Investment Trust
Name of Series
FundX ETF
FundX Aggressive ETF
FundX Conservative ETF
FundX Flexible ETF

EXHIBIT B
to the Custody Agreement

Custody Services Fee Schedule

The following reflects the greater of the basis points or annual minimum where FundX Investment Group, LLC ("Adviser") acts as investment adviser to the fund(s) in the FundX Investment Trust ("the Trust")

*Basis points on Trust AUM
First $__ - __ bp
Balance - __ bp

*Annual Minimum annual fee per fund:
Funds 1-5 - $__
Funds 6+ - $__
Plus portfolio transaction fees

*Subject to annual CPI increase-All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).Fees are calculated pro rata and billed monthly.

Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM. Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial three-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the initial three-year period. Following the initial three-year period, this fee schedule will automatically renew (unless otherwise amended or terminated) for successive three-year periods, and should this service agreement with U.S. Bank be terminated prior to the end of such a three-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of such three-year period. Additional services not included herein shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).
Portfolio Transaction Fees
■$ __ - Book entry DTC transaction, Federal Reserve transaction, principal paydown
■$ __ - Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
■$ __ - Option/SWAPS/future contract written, exercised or expired
■$ __ - Mutual fund trade, Margin Variation Wire and outbound Fed wire
■$ __ - Physical security transaction
■$ __ - Check disbursement (waived if U.S. Bank is Administrator)
■$__ Manual instructions fee (Additional Per Securities and Cash Transactions)
■$__ Manual Cancellation/Repair Fee (Additional Per Securities and Cash Transactions)

$__ Per Non-USD Wire
$__ Per Non-FX Executed at U.S. Bank
$__ Monthly charge on zero valued securities (Per ISIN)
$__ Per Proxy Vote cast
$__ Dormant account fee (one year no activity)
A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Chief Compliance Officer Support Fee
■N/A
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.
Additional Services
■Additional Services fees apply for global servicing. Fund of Fund expenses quoted separately
■$ __ per custody sub - account per year (e.g., per sub -adviser, segregated account, etc.)
■Class Action Services - $ __ filing fee per class action per account, plus __% of gross proceeds, up to a maximum per recovery not to exceed $ __.
■No charge for the initial conversion free receipt.
■Overdrafts - charged to the account at prime interest rate plus__%, unless a line of credit is in place.
■Additional fees will apply - Third Party lending.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., margin management services, securities lending services, compliance with new SEC rules and reporting requirements).

Fees are calculated pro rata and billed monthly.

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee
Argentina	__	$__	Hungary	__	$__	Portugal	__	$__
Australia	__	$__	Iceland	__	$__	Qatar	__	$__
Austria	__	$__	India	__	$__	Romania	__	$__
Bahrain	__	$__	Indonesia	__	$__	Russia	__	$__
Bangladesh	__	$__	Ireland	__	$__	Saudi Arabia	__	$__
Belgium	__	$__	Israel	__	$__	Serbia	__	$__
Bermuda	__	$__	Italy	__	$__	Singapore	__	$__
Botswana	__	$__	Japan	__	$__	Slovakia	__	$__
Brazil	__	$__	Jordan	__	$__	Slovenia	__	$__
Bulgaria	__	$__	Kenya	__	$__	South Africa	__	$__
Canada	__	$__	Kuwait	__	$__	South Korea	__	$__
Chile	__	$__	Latvia	__	$__	Spain	__	$__
China Connect	__	$__	Lithuania	__	$__	Sri Lanka	__	$__
China (B Shares)	__	$__	Luxembourg	__	$__	Sweden	__	$__
Colombia	__	$__	Malaysia	__	$__	Switzerland	__	$__
Costa Rica	__	$__	Malta	__	$__	Tanzania	__	$__
Croatia	__	$__	Mauritius	__	$__	Taiwan	__	$__
Cyprus	__	$__	Mexico	__	$__	Thailand	__	$__
Czech Republic	__	$__	Morocco	__	$__	Tunisia	__	$__
Denmark	__	$__	Namibia	__	$__	Turkey	__	$__
Egypt	__	$__	Netherlands	__	$__	UAE	__	$__
Estonia	__	$__	New Zealand	__	$__	Uganda	__	$__
Euroclear (Eurobonds)	__	$__	Nigeria	__	$__	Ukraine	__	$__
Euroclear (Non-Eurobonds)	Rates are available upon request	Rates are available upon request	Norway	__	$__	United Kingdom	__	$__
Finland	__	$__	Oman	__	$__	Uruguay	__	$__
France	__	$__	Pakistan	__	$__	Vietnam	__	$__
Germany	__	$__	Panama	__	$__	West African Economic Monetary Union (WAEMU)**	__	$__
Ghana	__	$__	Peru	__	$__	Zambia	__	$__
Greece	__	$__	Philippines	__	$__	Zimbabwe	__	$__
Hong Kong	__	$__	Poland	__	$__
*Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network. **Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinea Bissau, Togo and Benin.

Global Custody Base Fee
Base Fee: A monthly base fee of $__ per fund will apply. If no global assets are held within a given month, the monthly base charge will not apply for that month. In addition, the follow may apply. Safekeeping and transaction fees are assessed on security and currency transactions. Plus: Global Custody Transaction Fees - Global Custody transaction fees associate with Sponsor Trades. (See schedule above) A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security. Global Safekeeping and Transaction Fees (See schedule above)
Global Custody Tax Services:
■$ __ per annum - Global Filing
■$ __ per annum - U.S. Domestic Filing (Only ADRs)
■Any client who does not elect for tax services (and does them themselves, would be charged an out of pocket expense per the normal process).

Miscellaneous Expenses
■Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred. A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, SWIFT reporting and message fees.
■ "Sponsor trades" are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not to be considered "Sponsor Trades."